EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated August 27, 2003, in the Registration Statement (Form S-1) and related Prospectus of Callwave, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, CA

May 12, 2004